UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

Nuveen Pennsylvania Quality Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐  Fee paid previously with preliminary materials.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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NUVEEN PENNSYLVANIA QUALITY MUNICIPAL INCOME FUND (NQP) The future of your Fund is in your hands MAKE YOUR VOICE HEARD TODAY The Annual Meeting is approaching, and we are urging every shareholder REAL 31% to vote today in support of RETURNS 1-YEAR RETURN ON your Board’s qualified MARKET PRICE1 nominees. 16% 1-YEAR RETURN ON Your vote can protect the NET-ASSET VALUE1 income you count on and safeguard the future of your investment. 1 As of 9/30/2024 ALL SHAREHOLDERS CAN VOTE NOW: VOTE ONLINE TODAY VOTE BY MAIL TODAY Using the website provided on By calling the toll-free number By completing and returning your WHITE proxy card and on your WHITE proxy card and your WHITE proxy card in the following the simple instructions following the simple instructions postage page envelope provided If you have any questions about the proposals to be voted upon, please feel free to contact Georgeson LLC toll free at (866) 308-1792 007CFN1BB9

NUVEEN PENNSYLVANIA QUALITY MUNICIPAL INCOME FUND (NQP) Performance data shown represents past performance and does not predict or guarantee future results. Current performance may be higher or lower than the data shown. NAV returns are net of fund expenses, and assume reinvestment of distributions. An investment in this fund presents a number of risks and is not suitable for all investors. Investors should carefully review and consider potential risks before investing. HOW TO VOTE: VOTE ONLINE TODAY VOTE BY MAIL TODAY Using the website provided on By calling the toll-free number By completing and returning your WHITE proxy card and on your WHITE proxy card and your WHITE proxy card in the following the simple instructions following the simple instructions postage page envelope provided If you have any questions about the proposals to be voted upon, please feel free to contact Georgeson LLC toll free at (866) 308-1792